UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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US GOLD CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEWS RELEASE

US Gold Responds to Settlement Offer Regarding
Minera Andes’ Los Azules Copper Property Litigation

TORONTO, ONTARIO — January 13, 2012: US Gold Corporation (“US Gold”), in light of the proposed business combination between US Gold and Minera Andes Inc., wishes to respond and comment on the news release of TNR Gold Corp. (January 12, 2012) proposing a settlement for an amount of US$125 million of the litigation surrounding certain portions of Minera Andes’ Los Azules Copper Project.  Reference is also made to Minera Andes’ news release this morning outlining the consideration by its board of directors and special committee of this offer, and the determination to reject the offer as being unreasonable.

Given the potential value of the Los Azules properties compared to the overall value of Minera Andes and given the potential value of the claims made by the plaintiffs in this litigation, the Special Committee of independent directors of US Gold undertook significant due diligence of the Los Azules litigation in considering whether to recommend the business combination to the Board.  Furthermore, the Special Committee’s independent financial advisor considered the risk associated with the litigation and factored it into its valuation model. The Special Committee is of the view, after having consulted with its independent financial advisor, that this settlement offer does not change its previous analysis or recommendation. The Board of US Gold encourages all shareholders to read in detail the disclosure about the litigation surrounding Minera Andes’ Los Azules project as set out in US Gold’s proxy statement dated December 13, 2011.

The litigation in question has been ongoing for several years and the transaction between US Gold and Minera Andes was announced more than six months ago. US Gold is of the view that the manner in which this offer was made was disingenuous, opportunistic and coercive, in particular given that a public announcement by TNR was made shortly before the shareholder meetings of US Gold and Minera Andes to consider the business combination.

The Board of Directors of US Gold, including the Special Committee of independent directors formed to evaluate the transaction with Minera Andes, remains of the view that the proposed business combination with Minera Andes on the terms of the arrangement agreement dated September 22, 2011 is fair to shareholders and in the best interests of US Gold and its shareholders and recommends that shareholders vote in favour of this transaction at the special meeting to be held on January 19, 2012.

ABOUT US GOLD (www.usgold.com) AND MINERA ANDES (www.minandes.com)

US Gold and Minera Andes entered into a definitive arrangement agreement on September 22, 2011, wherein each Minera Andes shareholder would receive 0.45 of a share exchangeable into a US Gold share for every one (1) Minera Andes share held. US Gold’s objective is to qualify for inclusion in the S&P 500 by 2015.  US Gold explores for gold and silver in the Americas and is advancing its El Gallo Project in Mexico and its Gold Bar Project in Nevada towards production.  US Gold’s shares are listed on the NYSE and the TSX under the symbol UXG, trading 2.8 million shares daily during the past twelve months.  US Gold’s shares are included in S&P/TSX and Russell indices and Van Eck’s Junior Gold Miners ETF.  Rob McEwen, Chairman and CEO, owns 20% of the shares of US Gold.  Minera Andes is an exploration company exploring for gold, silver and copper in Argentina with three significant assets: One, a 49% interest in Minera Santa Cruz SA, owner of the San Jose Mine that is located near Goldcorp’s Cerro Negro project; Two, 100% ownership of the Los Azules copper deposit; Three, 100% ownership of a large portfolio of exploration properties in Santa Cruz province, Argentina, including properties bordering the Cerro Negro project.  The Company had $45 million USD in cash as at September 30, 2011 with no bank debt.  Rob McEwen, Chairman and CEO, owns 30% of the shares of Minera Andes.

Forward Looking and Cautionary Statements

This press release contains certain forward-looking statements and information by US Gold and about Minera Andes, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information express, as at the date of this press release, US Gold’s estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, the completion of the proposed business combination between Minera Andes and US Gold (including the numerous approvals required in connection with such a business combination), risks related to business integration as a result of a successful business combination, factors associated with fluctuations in the market price of precious metals, mining industry risks, risks associated with foreign operations, risks related to litigation including specifically but not limited to Minera Andes’ Los Azules property which if resolved adversely to Minera Andes (or the combined company, as the case may be) would materially affect Minera Andes’ (or the combined company, as the case may be) ability to develop the Los Azules project, property title, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. US Gold does not undertake any obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See US Gold’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors” for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

Additional Information About the Arrangement

In connection with the proposed arrangement, US Gold has filed a definitive proxy statement with the SEC.  SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY AND ANY OTHER RELEVANT MATERIALS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE ARRANGEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ARRANGEMENT AND THE PARTIES THERETO. The definitive proxy statement was mailed to the Company’s shareholders seeking, among other things, the approval of the issuance of US Gold shares as consideration in the arrangement.  US Gold’s shareholders may also obtain a copy of the definitive proxy statement free of charge by directing a request to:  US Gold Corporation at (647) 258-0395 (Toll Free: (866) 441-0690) or Investor Relations, at Suite 4750, Bay Wellington Tower, 181 Bay Street, P.O. Box 792, Toronto, Ontario, Canada, M5J 2T3.  In addition, the preliminary proxy statement, the definitive proxy statement and other relevant materials that have been or will be filed with the SEC will be available free of charge at the SEC’s website at www.sec.gov or shareholders may access copies of such documentation filed with the SEC by visiting the “Investor Relations” section of US Gold’s website at http://www.usgold.com.

US Gold and its respective officers and other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies in connection with the arrangement.  Information regarding the names, affiliations and interests of certain of US Gold’s executive officers and directors in the solicitation are available in the preliminary proxy statement and will be available in the definitive proxy statement relating to the arrangement to be filed with the SEC.  Information about US Gold’s executive officers and directors is also available in US Gold’s definitive proxy statement relating to its 2011 Annual Meeting of Shareholders filed with the SEC on April 29, 2011.

The TSX and NYSE have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of US Gold and Minera Andes.

For further information contact:

Jenya Meshcheryakova	Mailing Address
Investor Relations	181 Bay Street Suite 4750
Tel: (647) 258-0395	Toronto ON M5J 2T3
Toll Free: (866) 441-0690	E-mail: info@usgold.com
Fax: (647) 258-0408